Exhibit 99.4

Isonics CEO Discusses Company Activities and Homeland Security Division in Online Interview with WallSt.net

Chairman Reports Auditor Transition Continuing Smoothly; Anticipates Timely Filing of Q2 Report

GOLDEN, Colo.—(BUSINESS WIRE)—Dec. 9, 2004—Isonics Corporation (NASDAQ: ISON - News), committed to the development of next-generation technology for the homeland security and semiconductor markets, has announced that Company CEO and Chairman James E. Alexander has given an interview to online investment information service WallSt.net, in which he discussed general business activities, as well as more recent news regarding the Company’s homeland security business unit. The announcement was made by Mr. Alexander.

In the interview, posted today at www.WallSt.net, Mr. Alexander provides a brief overview of the Company’s activities in its three business units: life sciences, advanced semiconductors and homeland security.   To access the interview, locate Isonics’  ticker symbol on the left hand column of the website under the exchange it trades on, or enter ISON in the Audio Search window.

Among the subjects covered in the interview was Mr. Alexander’s discussion of Isonics’ recently-announced plans to acquire Protection Plus Security Consultants, a New York-based security firm.

Mr. Alexander also reported that the transition to new auditors Hein & Associates is proceeding smoothly. He added that the Company anticipates timely filing of its second fiscal quarter Form 10-QSB SEC report.

Isonics recently signed a Letter of Intent to acquire Protection Plus, setting forth Isonics’ consideration for the proposed acquisition. The transaction includes 1 million restricted Isonics common shares and 500,000 warrants at $4.00, exercisable upon management performance criteria to be finalized before closing.  Protection Plus has projected its 2004 revenue at approximately $12 million. If the acquisition is completed, Protection Plus will become a division of the Isonics Homeland Security and Defense Corporation.

“We anticipate that the acquisition of Protection Plus Security Consultants will provide Isonics with a deep source of knowledge and contacts within the homeland security space as Isonics extends its services and product offerings throughout the international marketplace,” said Mr. Alexander.  “We also expect that Protection Plus will provide us with excellent access to a large and varied customer base, effectively becoming a kind of real-world marketing laboratory for our homeland security group.  We believe that exposure will assist us in the development of our products and technologies, and will assist us in the creation of products that best meet the needs of the homeland security and defense customer constituency.

“In addition, we believe the practical and professional expertise of the officers and directors at Protection Plus, who have experience in government contracting, and domestic and international law enforcement, will be an important strategic counterpart to Isonics’ proprietary technology and products,” said Mr. Alexander.  “We think the synergy created by uniting our two companies will have a beneficial impact on our revenues.”

If the acquisition is completed, Protection Plus will become a wholly-owned subsidiary of Isonics’ Homeland Security and Defense Corporation. The transaction is subject to due diligence, audited financial statements, and the usual closing conditions.  It is expected to close first quarter 2005.  There are no assurances that the transaction will be successfully concluded.

About WallSt.net

WallSt.net, owned by Digital Wall Street, is an online open network financial community that provides a number of services and tools to investors, including financial and market news, reports, and conferences. It can be found at www.WallSt.net.

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics’ Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company’s Web site at http://www.isonics.com. A presentation about Isonics’ NeutroTest(TM) explosive detection prototype can be found at http://www.tril03.com/isonics/madrid.pdf. A video demonstrating the functioning

NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers. Isonics can also offer no assurance that the acquisition of Protection Plus discussed in this press release will occur on the terms described above, if at all.

This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company’s most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

     Isonics Corporation

     James Alexander, 303-279-7900

     or

     Investor Relations:

     Trilogy Capital Partners, Inc.

     Paul Karon, 800-592-6067

     paul@trilogy-capital.com